EXHIBIT 21

                       SUBSIDIARIES OF TEKTRONIX, INC.



                                                     Percentage of Voting
        Name of Subsidiary and                        Securities Owned by
   Jurisdiction in Which Organized                     Immediate Parent

Tektronix Ges.m.b.H. (Austria)                                 100%
Tektronix GmbH (Germany)                                       100
Tektronix Canada Inc. (Canada)                                 100
Tektronix Australia Pty. Limited (Australia)                   100
   Grass Valley Group Pty. Limited (Australia)[Inactive]       100
Tektronix (France)                                             100
Tektronix N.V. (Belgium)                                       100
Tektronix, S.A. de C.V. (Mexico)                               100
Tektronix A/S (Denmark)                                        100
Tektronix S.p.A. (Italy)                                       100
Tektronix Norge A/S (Norway)                                   100
Tektronix AB (Sweden)                                          100
Tektronix Oy (Finland)                                         100
Tektronix Industria e Comercio Ltda. (Brazil)                  100
Tektronix Europe B.V. (The Netherlands)                        100
GVG Japan, Ltd. (Japan)                                        100
Tektronix International A.G. (Switzerland)                     100
   Tektronix Holland N.V.                                      100
      (The Netherlands)

   Tektronix U.K. Limited                                      100
      (England)

   Bouwerij Heerenveen N.V.                                    100
      (The Netherlands)

Tektronix Espanola, S.A. (Spain)                               100
Tektronix Development Company (Oregon)                         100

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Tektronix Foreign Sales Corporation (Guam)                     100
Tektronix China, Limited (Hong Kong)                           100
Tektronix Hong Kong Limited (Hong Kong)                        100
Tektronix International, Inc. (Oregon)                         100
Tektronix Taiwan, Ltd. (Taiwan)                                100
Tektronix Oriental Electronics Technology                      100
   (Beijing) Co., Ltd.  (China)
Tektronix Properties, Inc. (Oregon)                            100
Tektronix Federal Systems, Inc. (Oregon)                       100
Tektronix Asia, Ltd. (Oregon)                                  100
Tektronix Singapore Pte Ltd  (Singapore)                       100
Tektronix Europe, Inc.(Oregon)                                 100
Tektronix Korea, Ltd. (Korea)                                  100
Lightworks Editing Systems Limited (United Kingdom)            100

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Subsidiaries - Less than 100% Ownership
Tektronix International, Inc.
 (Parent Company/Oregon Corp. listed above)

   Yangzhong Tektronix Electronic Instrument Co., Ltd.          70
       (China)

   Shanghai Tektronix Electronic Instrument Co., Ltd.           65
       (China)

   Chongqing Tektronix Electronic Instrument Co., Ltd.          60
       (China)

Tektronix (India) Limited  (India)                              62

Sony/Tektronix Corporation  (Japan)                             50